UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 20, 2020

comScore, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33520	54-1955550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of Principal Executive Offices)
(Zip Code)
(703) 438–2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 20, 2020, the Compensation Committee (the "Compensation Committee") of the Board of Directors of comScore, Inc. (the "Company") established performance goals and targets for annual incentive awards that the Company’s executive officers are eligible to earn for fiscal year 2020. The following table sets forth the 2020 target awards for the Company’s current named executive officers, presented as a percentage of base salary:

Name	Target Award (% of Base Salary)
William Livek Chief Executive Officer and Executive Vice Chairman	100%
Gregory Fink Chief Financial Officer and Treasurer	75%
Carol DiBattiste Chief Legal and Compliance Officer	80%
For each of the Company’s executive officers, including the named executive officers, 90% of the target award will be based on the Company’s achievement of pre-established goals relating to 2020 revenue and adjusted earnings before interest, taxes, depreciation and amortization. The remaining 10% of each executive officer’s target award will be based on the Company’s achievement of corporate culture objectives. Actual amounts payable under the short-term incentive plan can range from 0% to 200% of the target award, based upon the extent to which performance under each of the criteria meets, exceeds or is below target as determined by the Compensation Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Carol DiBattiste
Carol DiBattiste
Chief Legal and Compliance Officer
Date: February 26, 2020

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